UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 27, 2020

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-35805	20-1496201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BCC	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

4.875% Senior Notes due 2030 and Indenture

On July 27, 2020, Boise Cascade Company, a Delaware corporation (the “Company”), completed the previously announced sale of $400 million aggregate principal amount of 4.875% Senior Notes due 2030 (the “New Notes”).  The New Notes were sold to the initial purchasers thereof for resale to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

The New Notes were issued pursuant to an indenture, dated as of July 27,2020 (the “Indenture”), by and among the Company, the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture provides, among other things, that the New Notes are senior unsecured obligations of the Company and the Guarantors. Interest is payable on the New Notes on January 1 and July 1, commencing on January 1, 2021, until their maturity date of July 1, 2030.

The terms of the Indenture, among other things, limit the ability of the Company and certain of its subsidiaries to: incur additional debt; declare or pay dividends; redeem stock or make other distributions to stockholders; make investments; create liens on assets; consolidate, merge or transfer substantially all of their assets; enter into transactions with affiliates; and sell or transfer certain assets.

The Indenture provides for customary events of default, subject in certain cases to customary grace and cure periods and notification requirements. Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding New Notes may declare the principal of and accrued but unpaid interest on all New Notes to be due and payable.

The New Notes were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K and the exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The foregoing description of the Indenture, the New Notes and the guarantees thereof do not purport to be complete and are qualified in their entirety by reference to the Indenture, the form of note and the form of guarantee, which will be filed as exhibits to our third quarter 2020 Form 10-Q filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “4.875% Senior Notes due 2030 and Indenture” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On July 27, 2020, the Company issued a press release announcing that it had closed the offering of the New Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Also, on July 27, 2020, the Company issued a press release announcing the results of its previously announced tender offer with respect to the 2024 Notes and the Company’s delivery of irrevocable instructions to the 2024 Notes Trustee to deliver a notice of redemption on July 29, 2020, or as soon as practicable thereafter but in no event later than 30 days prior to September 1, 2020, to holders of 2024 Notes that remain outstanding. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
99.1	Press Release, dated July 27, 2020 issued by the Company.

99.2	Press Release, dated July 27, 2020 issued by the Company.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ Jill Twedt
Jill Twedt Vice President, General Counsel and Secretary
Date: July 27, 2020